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                                                                    Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CancerVax Corporation Amended and Restated 2003 Equity Incentive Award Plan to be filed on or about November 17, 2004 of our report dated February 13, 2004 (except note 10 as to which the date is March 15, 2004), with respect to the consolidated financial statements of CancerVax Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

      San Diego, California
      November 15, 2004